HAMMER FIBER OPTICS HOLDINGS CORP [HMMR]

ENTERS INTO A DEFINITIVE AGREEMENT TO AQUIRE TELECOM FINANCIAL
SERVICES LTD

New York, N.Y., October 26, 2021 - Hammer Technology Holdings Corp (OTCQB: HMMR), formerly Hammer Fiber Optics Holdings Corp. ("the Company"), announced today that as part of its evolving diversification strategy, the Company has entered into a definitive agreement to acquire One Hundred percent (100%) equity stake in Telecom Financial Services Ltd ("TFS") a well-established, qualified, and distinguished developer of digital financial solutions and cross-border remittance products. Following the 8K filing of this transaction, HMMR will change the name of the company from TFS to HammerPay [USA] Ltd. The partnership secured in this transaction paves the way for HMMR, via its own fintech solutions deployed under the brand name of HammerPay, to deliver a broad array of new financial products that adopt architectures such as blockchain, securely leveraging the latest technologies to deliver best-in-class services, dramatically driving down transaction costs while unlocking new business opportunities for financial institutions, banks, telecom operators, carriers, service providers, merchants, and more. This acquisition follows the advice and guidance of the recently appointed Principal Consultant of Global Fintech Acquisitions, Kevin Ferguson, who previously identified TFS as an acquisition target and stated that:

"Although the final details of the transaction were still under a Strictly Confidential Letter of Intent, the successful acquisition of this fintech entity, which has key strategic banking partnerships in place, will significantly and rapidly position Hammer as a viable and lucrative international cross-border remittance and bill payment competitor."

Commenting on this breakthrough strategic partnership, evidenced by the signing of the equity definitive agreement between the parties, Eric Maire Chairman of TFS stated that:

"The innovative technology that HammerPay delivers over its current cross-border merchant-driven solution, coupled with the feature-rich and highly secure traditional financial services capabilities of the TFS platform, creates a uniquely convergent product offering by enabling countless traditional banking institutions to partner with fintech providers in offering financial services to a far greater, more inclusive audience than was ever thought possible in the old world of banking. Our partnership with HammerPay will no doubt open doors to many adopters of the technology across the developing world."

For the shareholders of HMMR: "This acquisition will be an all-equity transaction, non-dilutive to the shareholders of the company by nature of it being structured as a share exchange between the parties," stated Michael Cothill, Executive Chairman of HMMR.

For more information on the parties to this agreement see:

https://hmmrgroup.com/
https://telecomfinancialservices.com/

About Hammer

Hammer Fiber Optics Holdings Corp. (OTCQB: HMMR) soon to be known as Hammer Technology Holdings, is a company investing in the future of technology. Hammer has broadened its strategy to focus on the rapidly evolving world of innovative technology and in an effort to keep pace, has restructured the group to allow for the creation of several related verticals. In addition to its "Everything Wireless" strategy which includes the deployment of high-speed fixed wireless service for residential and small business, Hammer seeks to enter into the Fintech industry which is rapidly becoming the mainstream technology powering today's telecommunication applications. For more information, contact Investor Relations at info@hmmrgroup.com.

Forward-Looking Statements

This press release contains projections and other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.